SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 2/01/00           20,800            14.6875
                                 1/31/00            2,500            14.6875
                                 1/31/00           20,000            14.6875
                                 1/31/00           94,500            14.6875
                                 1/28/00            8,800-           14.6250
          GABELLI ASSOCIATES FUND
                                 1/31/00            6,700            14.6250
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 1/31/00           33,000            14.8000





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.